                                                                  EXHIBIT 3.02

                                 STATE OF DELAWARE


                                    [SEAL]


                           OFFICE OF SECRETARY OF STATE

                               ------------------

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF
AMENDMENT OF "CHIRON CORPORATION" FILED IN THIS OFFICE ON THE TWELFTH DAY OF DECEMBER, A.D. 1991, AT 11:24 O'CLOCK A.M.

                              * * * * * * * * * * *




[SEAL]

                                            /s/Michael Harkins
                                            -----------------------------------
                                            Michael Harkins, Secretary of State

                                            AUTHENTICATION: #3267833

                                                      DATE: 12/12/1991

                           CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION

     CHIRON CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of CHIRON CORPORATION, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIFTH" so that, as amended, said Article shall be and read as follows:

     "FIFTH: This corporation is authorized to issue two classes of shares to be designated, respectively, `Preferred Stock' and `common stock.' The total number of shares which this corporation is authorized to issue is one hundred five million (105,000,000). Five million (5,000,000) shares shall be Preferred Stock and one hundred million (100,000,000) shares shall be common stock. The Preferred Stock shall have a par value of $0.01 per share; the common stock shall have a par value of $0.01 per share.

     1.    PREFERRED STOCK.

           The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation: the rate of dividends upon which and the times at which dividends of shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series: the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of stock of the corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange; and the redemption rights (including sinking fund provisions), if any, for shares of such series; and such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix. The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not to decrease such number below the number of shares outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     2.    COMMON STOCK.

          The common stock may be issued from time to time in one or more series. Ninety-nine million five hundred thousand (99,500,000) shares of common stock are designated `Common Stock.' All other series of common stock shall collectively consist of five hundred thousand (500,000) shares and shall be designated, as a group, `Restricted Common Stock.'

     3.    RESTRICTED COMMON STOCK.

           (a) AUTHORITY OF BOARD TO FIX RIGHTS OF RESTRICTED COMMON STOCK. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series of Restricted Common Stock, to fix, state and express, within the limits expressed hereinbelow, the powers, designations, preferences and rights of the Restricted Common Stock, and the qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not to decrease such number below the number of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

           (b) SPECIFIC RIGHTS. The rights, preferences, privileges and restrictions of the Common Stock and Restricted Common Stock shall be identical in all respects, except as follows, or, for the Restricted Common Stock, as fixed and determined by the Board of Directors within the limitations which follow:

                i) CONVERSION RIGHTS. The Restricted Common Stock may be convertible into or exchangeable for Common Stock, at a conversion or

                                      2.

     exchange ratio of not more than one share of Common Stock for each share of Restricted Common Stock and upon such other terms and conditions as the Board of Directors may establish.

                ii)  VOTING RIGHTS. Subject to the special voting rights (if any) of the Preferred Stock set forth or determined as provided in this Article FIFTH, each holder of Common Stock of this corporation shall be entitled to one vote for each share of such stock outstanding in the name of such holder on the books of this corporation on the record date designated for the purpose of such vote, and each holder of Restricted Common Stock of the corporation shall be entitled, for each share of such Restricted Common Stock outstanding in the name of such holder on the books of the corporation on the record date designated for the purpose of such vote, to the number of votes as has been fixed by the Board of Directors, but the vote per share of Restricted Common Stock shall not be more than the proportionate vote of the Common Stock into which such Restricted Common Stock is convertible or exchangeable.

                iii) DIVIDEND RIGHTS. Subject to the prior rights (if any) of the holders of the Preferred Stock as to dividends, the holders of outstanding shares of Common Stock and Restricted Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the corporation at the time legally available therefor, dividends at the rate determined by the Board of Directors: provided, however, that the dividend on each share of Restricted Common Stock shall be less than the proportionate dividend on each share of Common Stock into which it is convertible or exchangeable.

                iv) LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of this corporation either voluntarily or involuntarily, but subject to the liquidation preference (if any) of the holders of Preferred Stock by reason of their ownership thereof, the holders of Common Stock and Restricted Common Stock shall be entitled to receive pro rata the remaining assets of the corporation available for distribution to shareholders except that the amounts per share paid in liquidation on each share of Restricted Common Stock shall be less than the proportionate amount per share paid on each share of the Common Stock into which it is convertible or exchangeable.

                v) ADJUSTMENTS. The Board of Directors shall make appropriate adjustments to the conversion or exchange ratio and to the voting, dividend and liquidation rights of the Restricted Common Stock in the event of any stock split, stock dividend or similar transaction affecting the number of outstanding shares of Common Stock or Restricted Common Stock without the corporation's receipt of consideration thereof."

                                     3.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said CHIRON CORPORATION has caused this certificate to be signed by EDWARD E. PENHOET, its Vice Chairman of the Board of Directors and Chief Executive Officer, and attested by WILLIAM G. GREEN, its Secretary, this 12th day of December, 1991.



                                               By  /s/Edward E. Penhoet
                                                   --------------------------
                                                   Edward E. Penhoet
                                                   Vice Chairman and
                                                   Chief Executive Officer


(SEAL)

Attest: /s/William G. Green
       --------------------------------
           William G. Green, Secretary